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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-79251 of Braun Consulting, Inc. on Form S-1 of our report dated May 4, 1999 (July 16, 1999 as to Note 12) appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Chicago, Illinois
August 9, 1999